EXHIBIT 11
              DAIRY MART CONVENIENCE STORES, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATIONS OF PER-SHARE EARNINGS
                    (in thousands, except per share amounts)

                        CALCULATION OF EARNINGS PER SHARE


                                                                FOR THE THIRD FISCAL                FOR THE THREE FISCAL
                                                                   QUARTER ENDED                       QUARTERS ENDED
                                                          --------------------------------     --------------------------------
                                                           OCTOBER 31,       NOVEMBER 1,       OCTOBER 31,        NOVEMBER 1,
                                                              1998               1997             1998               1997
-------------------------------------------------------------------------------------------------------------------------------

Net income (loss) . . . . . . . . . . . .                    $    601         $    (310)        $      854        $     829

Weighted average shares . . . . . . . . .                       4,682             4,618              4,672            5,410
  Dilutive options. . . . . . . . . . . .                          47                -                  72              199
  Effect of DM Associates stock . . . . .                          -                 -                  -              (813)
                                                         ----------------------------------------------------------------------

Total shares for EPS purposes . . . . . .                       4,729             4,618              4,744            4,796
-------------------------------------------------------------------------------------------------------------------------------

Earnings (loss) per share - Basic . . . .                    $   0.13         $   (0.07)        $     0.18        $    0.18
Earnings (loss) per share - Diluted . . .                    $   0.13         $   (0.07)        $     0.18        $    0.17
===============================================================================================================================






                                      -25-